                                                                     Exhibit 5.1








                                  June 6, 2005

Atlas Pipeline Partners, L.P.
311 Rouser Road
Moon Township, PA 15108


Ladies and Gentlemen:

         We have acted as counsel to Atlas Pipeline Partners, L.P., a Delaware limited partnership ("Atlas") in connection with the preparation and filing by it of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the offer and sale by Atlas of up to 435,000 common units of limited partner interest of Atlas (the "Common Units") in connection with Atlas' Long-Term Incentive Plan (the "Plan") attached to the Registration Statement as Exhibit 4.2. In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by Atlas in connection with the registration of the Common Units. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Atlas is a limited partnership which has been duly formed, is validly existing and is in good standing under the Delaware Revised Uniform Limited Partnership Act.

         2. The Common Units, when issued and paid for, to the extent required, in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act, as currently in effect.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,


                                                     /s/ Ledgewood
                                                     ---------------------------
                                                     LEDGEWOOD,
                                                     A Professional Corporation